UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On July 18, 2013, the Compensation Committee of SunEdison, Inc. (the “Company”) granted to the executive officers listed below, performance-based options to purchase shares of common stock for an exercise price of $9.58 per share in the following amounts:

Name	Title	Number of Option Shares
Ahmad Chatila	President & Chief Executive Officer	1,200,000
Brian Wuebbels	EVP & Chief Financial Officer	150,000
Carlos Domenech	EVP & President, SunEdison Capital	100,000
Shaker Sadasivam	EVP & President, Semiconductor Materials	150,000
David Ranhoff	EVP & President, Solar Materials	150,000
The performance options are based on increasing EBITDA targets that have been established for each of 2013, 2014 and 2015. The options will be earned, if at all, when the Compensation Committee determines that the corresponding EBITDA target has been achieved for either of 2013, 2014 or 2015. Once earned, the options are subject to a one-year time vesting period before they may be exercised. The option exercise price of $9.58 was the closing price of the Company's common stock on July 18, 2013. The term of each option is ten years from the grant date. The options were granted under and pursuant to the terms of the Company's 2010 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	July 24, 2013	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Vice President, General Counsel and Corporate Secretary